Exhibit 10.1

REVOLVING NOTE
(Interest Fixed)

$2,000,000.00	Account/Note No. 244988-33821
Small Business/South Orange Ct.
20 Pacifica
Irvine, CA 92618
February 24, 2015

On February 13, 2016, the undersigned, LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of City National Bank, a national banking association ("CNB"), at its office in this city, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO MILLION AND N0/100THS DOLLARS ($2,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon to be computed on each advance from the date of its disbursement at a rate of two and one I tenth percent (2.10%) per year (computed on a basis of a 360-day year, actual days elapsed).

As provided herein, all or any portion of the principal of this Note may be borrowed, repaid and reborrowed from time to time up to and including maturity, provided at the time of any borrowing no Event of Default (as hereinafter defined) exists, and provided further that the total borrowings outstanding at any one time shall not exceed the principal amount stated above. Each borrowing and repayment shall be noted in the books and records of CNB. The excess of borrowings over repayments shall evidence the principal balance due hereon from time to time and at any time. Borrowings hereunder shall be conclusively presumed to have been made to or for the benefit of Borrower when made as noted in such books and records.

Interest accruing on this Note shall be payable on the thirteenth (13th) day of each month, commencing March 13, 2015.

Borrower shall pay to CNB a late charge of 5.00% or $10.00, whichever is greater, of any payment not received by CNB on or before the 10th day after the payment is due.

1.     EVENTS OF DEFAULT. The occurrence of any of the following with respect to any Borrower shall constitute an "Event of Default" hereunder:

1.1.     Failure to make any payment of principal or interest when due under this Note;

1.2.     Filing of a petition by or against any of such parties under any provision of the Bankruptcy Code;

1.3.     Appointment of a receiver or an assignee for the benefit of creditors;

1.4.     Commencement of dissolution or liquidation proceedings or the disqualification (under any applicable law or regulation) of any of such parties which is a corporation, partnership, joint venture or any other type of entity;

City National Bank	REVOLVING NOTE
(Interest Fixed)

1.5.     Death or incapacity of any of such parties which is an individual;

1.6.     Revocation of any guaranty of this Note, or any guaranty of this Note becomes unenforceable as to any future advances under this Note;

1.7.     Any financial statement provided by any of such parties to CNB is false or materially misleading;

1.8.     Any material default in the payment or performance of any obligation, or any default under any provision of any contract or instrument pursuant to which any of such parties has incurred any obligation for borrowed money, any purchase obligation or any other liability of any kind to any person or entity, including CNB;

1.9.     Any sale or transfer of all or a substantial or material part of the assets of any of such parties other than in the ordinary course of business; or

1.10.     Any violation, breach or default under this Note, any letter agreement, guaranty, security agreement, subordination agreement or any other contract or instrument executed in connection with this Note or securing this Note.

Upon the occurrence of any Event of Default, CNB, at its option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower, and CNB shall have no obligation to make any further advances hereunder. Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees (which counsel may be CNB employees), expended or incurred by CNB (or allocable to CNB's in-house counsel) in connection with the enforcement of this Note or the collection of any sums due hereunder and irrespective of whether suit is filed. Any principal or interest not paid when due hereunder shall thereafter bear additional interest from its due date at a rate of five percent (5.0%) per year higher than the interest rate as determined and computed above, and continuing thereafter until paid.

Should more than one person or entity execute this Note as Borrower, the obligations of each Borrower shall be joint and several.

This Note and all matters relating thereto shall be governed by the laws of the State of California.

Borrower represents and warrants to CNB that (a) Borrower's most recent financial statements that have been delivered to CNB are true, complete and correct and fairly present the financial condition of Borrower as of the accounting period referenced on the statements, and there has been no material adverse change in the financial condition of Borrower since the date of such financial statements, and (b) Borrower's most recent federal income tax return and all schedules attached to such return ("Federal Tax Return") that have been delivered to CNB are a true and correct copy of such Federal Tax Return filed with the Internal Revenue Service for the tax period ending on the date indicated in such Federal Tax Return.

City National Bank	REVOLVING NOTE
(Interest Fixed)

No failure or delay on the part of CNB in exercising any power, right or remedy under this Note will operate as a waiver thereof, and no single or partial exercise or waiver by CNB of any such power, right or remedy will preclude any further exercise thereof or the exercise of any other power, right or remedy. Borrower waives any applicable statute of limitations, presentment, demand for payment, and notice of dishonor, unless prohibited by applicable law. Borrower agrees that CNB may, at CNB's sole option, renew or extend the maturity date of this Note by giving Borrower prior written notice thereof, in which event the maturity date set forth in such notice will become the new maturity date of this Note.

"BORROWER"

LIQUIDMETAL TECHNOLOGIES, INC.,

a Delaware corporation

By: /s/ Tony Chung

       Tony Chung, CFO/Secretary

By: /s/ Thomas W. Steipp

       Thomas W. Steipp, President

By: /s/ Ricardo A. Salas

       Ricardo A. Salas, Executive Director